Exhibit 99.1
FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
INDUSTRY SEGMENT DATA - RECASTED

In April 2013, FMC ("we") made the decision to simplify our organizational structure to focus on three core business segments. The new segments better reflect the markets where we participate and lead today, where we expect to grow in the future and how the chief decision maker will make decisions.
Beginning in the second quarter of 2013 the following changes have been made:

•
Our BioPolymer division has been moved into a standalone reporting segment and renamed FMC Health and Nutrition. This change reflects our strategic intent to continue to broaden our product and customer base in faster growing food and pharmaceutical segments and to expand in nutraceuticals, personal care and similar markets.

•
We are reporting our Lithium and Alkali Chemicals divisions as a single reporting segment, FMC Minerals. We believe by doing this we will leverage resources and improve operating performance in both businesses.

•	Our Agricultural Products Group has been renamed FMC Agricultural Solutions. We believe this name change better reflects the value-added solutions and services that we provide to our customers.

•
Finally, our Peroxygens and related Environmental Solutions product lines have become a standalone reporting segment called FMC Peroxygens. We have begun exploring the divestiture of all or significant portions of this segment.

We have recast the data from prior periods to reflect these change to conform to the current year presentation.

	Q1-QTD	Q1-QTD	Q2-QTD	Q3-QTD	Q4-QTD	Full Year	Q1-QTD	Q2-QTD	Q3-QTD	Q4-QTD	Full Year	Full Year	Full Year
(unaudited, in millions)	2013	2012	2012	2012	2012	2012	2011	2011	2011	2011	2011	2010	2009
Revenue
FMC Agricultural Solutions	$495.2	$454.2	$393.6	$423.6	$492.4	$1,763.8	$343.6	$329.6	$382.1	$409.2	$1,464.5	$1,241.8	$1,051.6
FMC Health and Nutrition	191.9	164.6	174.4	173.7	168.1	680.8	159.9	169.8	164.5	160.1	654.3	611.5	579.2
FMC Minerals	224.6	236.2	249.5	224.6	255.9	966.2	209.6	225.9	229.1	252.9	917.5	834.1	753.9
FMC Peroxygens	79.6	85.9	87.8	80.6	84.7	339.0	82.0	87.0	86.5	86.6	342.1	430.3	450.2
Eliminations	(1.1)	(0.2)	(0.1)	(0.1)	(1.1)	(1.5)	(0.1)	(0.1)	(0.1)	(0.2)	(0.5)	(1.4)	(8.7)
Total	990.2	940.7	905.2	902.4	1,000.0	3,748.3	795.0	812.2	862.1	908.6	3,377.9	3,116.3	2,826.2
Income from continuing operations before income taxes
FMC Agricultural Solutions	163.3	130.5	112.3	100.9	110.3	454.0	99.4	96.1	81.9	72.4	349.8	308.8	288.3
FMC Health and Nutrition	43.7	40.8	44.9	40.3	35.6	161.6	35.0	45.0	41.7	37.7	159.4	145.5	134.8
FMC Minerals	29.0	47.6	44.9	34.6	44.3	171.4	46.4	42.1	36.8	50.4	175.7	145.1	123.6
FMC Peroxygens	5.7	6.9	7.8	7.0	8.4	30.1	6.1	7.2	7.0	7.7	28.0	20.9	(5.7)
Eliminations	(0.1)	—	0.1	—	(0.5)	(0.4)	—	—	—	—	—	1.0	(0.1)
Segment operating profit	241.6	225.8	210.0	182.8	198.1	816.7	186.9	190.4	167.4	168.2	712.9	621.3	540.9
Corporate and other	(19.8)	(23.5)	(16.9)	(16.2)	(22.0)	(78.6)	(22.0)	(19.3)	(14.5)	(19.5)	(75.3)	(59.7)	(67.0)
Operating profit before the items listed below (1)	221.8	202.3	193.1	166.6	176.1	738.1	164.9	171.1	152.9	148.7	637.6	561.6	473.9

Restructuring and other (charges) income	(9.9)	(1.7)	(5.6)	(11.6)	(19.2)	(38.1)	(4.5)	(9.3)	(13.4)	(5.2)	(32.4)	(151.9)	(132.8)
Interest expense, net	(11.7)	(11.3)	(11.5)	(11.0)	(11.5)	(45.3)	(9.9)	(10.5)	(9.1)	(9.9)	(39.4)	(39.3)	(27.0)
Non-operating pension and postretirement charges	(12.7)	(9.1)	(9.1)	(8.1)	(8.6)	(34.9)	(4.5)	(4.5)	(3.4)	(2.1)	(14.5)	(19.9)	3.0
Acquisition-related charges	—	(3.4)	(3.2)	(0.6)	—	(7.2)	—	—	—	(0.8)	(0.8)	—	(7.1)
Provision for income taxes	(47.3)	(44.8)	(45.3)	(34.4)	(22.2)	(146.7)	(40.6)	(25.7)	(29.8)	(40.4)	(136.5)	(132.0)	(53.0)
Discontinued operations, net of income taxes	(5.2)	(7.4)	(8.1)	(6.3)	(8.4)	(30.2)	(8.0)	(8.9)	(6.3)	(8.6)	(31.8)	(33.6)	(18.2)
Net income attributable to noncontrolling interests	(4.1)	(5.5)	(5.4)	(4.6)	(4.0)	(19.5)	(3.4)	(5.0)	(4.1)	(3.8)	(16.3)	(12.4)	(10.3)
Net income attributable to FMC stockholders	$130.9	$119.1	$104.9	$90.0	$102.2	$416.2	$94.0	$107.2	$86.8	$77.9	$365.9	$172.5	$228.5
(1) Also referred to as Adjusted Operating Profit (Non-GAAP)